Exhibit 99.1

Release:	4:05 P.M. October 20, 2022

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Quarterly Net Income

Revenues Increased 48.1% Year-Over-Year

Loans Increased 28.1% Year-Over-Year

Return on Average Tangible Common Equity1 of 17.1%

NEW YORK, October 20, 2022 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $25.0 million, or $2.23 per diluted common share, for the third quarter of 2022 compared to net income of $16.2 million, or $1.77 per diluted common share, for the third quarter of 2021.

Quarterly Financial Highlights Year-Over-Year:

●Net interest income of $63.3 million, an increase of 55.2%.
●Net income of $25.0 million, an increase of 53.9%.
●Diluted earnings per share of $2.23, an increase of 26.0%.
●Net interest margin of 3.85%, an increase of 115 basis points.
●Loans totaled $4.6 billion, an increase of 28.1%.
●Deposits were $5.7 billion, an increase of 5.0%.
●Book value per share was $53.26, up 5.5%, and tangible book value per share1 was $52.37, up 5.7%.
●Return on average equity of 16.8% and return on average tangible common equity1 of 17.1%.
●Efficiency ratio2 improved to 45.1% compared to 47.1%.

Mark DeFazio, President and Chief Executive Officer, commented,

“I am very pleased with our third quarter and year-to-date results. MCB continues to generate strong loan growth and leverage capital efficiently to drive strong returns, which is evident in our 17.1% ROATCE for the third quarter of 2022. Though the current economic outlook will be challenging for our industry, I am confident MCB will maintain its discipline toward margin management and asset quality.

“Operating a branch-lite franchise since inception has led MCB to develop many deposit verticals, which affords us optionality in times where liquidity in the industry is at a premium and pricing is a challenge. This optionality combined with our pricing discipline allows us to better maintain our net interest margin through the rate cycle as we continue to grow.

“Our overall efficiencies also allow us to leverage our platform effectively. The next several quarters will be interesting, but MCB has a business platform that can thrive during these times as we have in other challenging economic periods over the past two decades.

“I want to thank the entire MCB team and our Board for their steadfast support and attention to our continued success.”

1 Annualized. Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

2 Total non-interest expense divided by Total revenues.

Balance Sheet

The Company had total assets of $6.4 billion at September 30, 2022, a decrease of $445.0 million, or 6.5%, from June 30, 2022, and an increase of $280.8 million, or 4.6% from September 30, 2021.

Total cash and cash equivalents were $708.8 million at September 30, 2022, a decrease of $633.1 million, or 47.2%, from June 30, 2022 and a decrease of $1.1 billion, or 61.8%, from September 30, 2021. The decrease from June 30, 2022, reflected the $242.1 million deployment into loans and the $446.9 million outflow of deposits. The decrease from September 30, 2021, reflected the $1.4 billion deployment into loans and securities offset by $274.0 million in deposit growth.

Total loans, net of deferred fees and unamortized costs, were $4.6 billion, an increase of $242.1 million, or 5.5%, from June 30, 2022, and an increase of $1.0 billion, or 28.1% from September 30, 2021. Loan production was $423.6 million for the third quarter of 2022 compared to $512.8 million for the prior linked quarter and $312.9 million for the prior year period. The increase in total loans from June 30, 2022, was due primarily to an increase of $138.9 million in commercial real estate (“CRE”) loans (including owner-occupied) and $88.5 million in commercial and industrial (“C&I”) loans. The increase in total loans from September 30, 2021, was due primarily to an increase of $683.0 million in CRE loans (including owner-occupied) and $257.9 million in C&I loans.

Total securities were $946.7 million at September 30, 2022, a decrease of 5.2% from June 30, 2022, and an increase of 55.8% from September 30, 2021. The decrease from June 30, 2022 reflected the increase in unrealized losses on available-for-sale securities due to the prevailing interest rate environment. The increase from September 30, 2021 was due primarily to the use of excess liquidity to purchase additional securities.

Total deposits were $5.7 billion, a decrease of $446.9 million, or 7.2% from June 30, 2022, and an increase of $274.0 million or 5.0% from September 30, 2021. The decrease from June 30, 2022, was primarily due to a decrease of $485.9 million in digital currency business deposits, partially offset by an aggregate net increase of $39.0 million in all other deposit verticals. The increase in deposits from September 30, 2021, was primarily due to an increase of $333.3 million and $259.1 million in retail and fintech BaaS deposits, partially offset by a decrease of $226.6 million in bankruptcy trustee deposits. Non-interest-bearing demand deposits were 53.4% of total deposits at September 30, 2022, compared to 56.2% at June 30, 2022 and 51.4% at September 30, 2021.

Accumulated other comprehensive loss, net of tax, was $53.8 million, an increase of $19.1 million, from June 30, 2022, and $51.0 million from September 30, 2021. The increases were due to the prevailing interest rate environment which increased the unrealized losses on available-for-sale securities, partially offset by the increases in unrealized gains on cash flow hedges prior to their termination.

In 2020, the Company entered into an interest rate cap derivative contract as a part of its asset liability management strategy to help manage its interest rate risk position. The interest rate cap was designated as a cash flow hedge of certain deposit liabilities. In the third quarter of 2022, the Company terminated the interest rate cap and monetized the gain on the derivative. The unrecognized value of $12.7 million at termination will be released from Accumulated Other Comprehensive Income and recorded as a credit to Licensing fees expense through March 2025.

At September 30, 2022, the Company had available borrowing capacity of $909.4 million from the Federal Home Loan Bank, and an available line of credit of $109.3 million under the Federal Reserve Bank of New York discount window. The Company and the Bank each met all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 343.3% of total risk-based capital at September 30, 2022, compared to 337.4% and 349.1% at June 30, 2022 and September 30, 2021, respectively.

Income Statement

Financial Highlights

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2022	2022	2021	2022	2021
Total revenues (1)	$69,143	$62,300	$46,683	$185,502	$128,829
Net income	24,955	23,189	16,215	67,165	41,668
Diluted earnings per common share	2.23	2.07	1.77	5.98	4.76
Return on average assets (2)	1.51%	1.38%	1.09%	1.33%	1.04%
Return on average equity (2)	16.8%	16.4%	16.3%	15.7%	15.2%
Return on average tangible common equity (2), (3)	17.1%	16.7%	16.9%	16.1%	15.9%

(1)	Total revenues equal net interest income plus non-interest income.
(2)	Ratios are annualized.
(3)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

Net Interest Income

Net interest income for the third quarter of 2022 was $63.3 million, an increase of $8.0 million from the prior linked quarter and $22.5 million from the prior year period reflecting the increase in prevailing interest rates and the shift in asset mix to higher-yielding interest earning assets. The increase from the prior linked quarter was primarily due to the $272.2 million increase in the average balance of loans and the 43 basis point increase in the average yield for loans partially offset by the $487.5 million decrease in the average balance of overnight deposits and a higher cost of funds. The increase from the prior year period was primarily due to the $1.4 billion increase in the average balance of loans and securities and the 65 basis point and 204 basis point increases in average yield for loans and overnight deposits, respectively, partially offset by a higher cost of funds.

Net Interest Margin

Net interest margin for the third quarter of 2022 was 3.85% compared to 3.27% and 2.70% for the prior linked quarter and prior year period, respectively. The 58 basis point increase in net interest margin from the prior linked quarter was driven largely by the increase in the average balance of loans, the increase in yields for loans and overnight deposits partially offset by the decrease in the average balance of overnight deposits and a higher cost of funds. The 115 basis point increase from the prior year period was driven largely by the increase in the average balance of loans and securities, the increase in yields for loans and overnight deposits, partially offset by a higher cost of funds.

Total cost of funds for the third quarter of 2022 was 45 basis points compared to 25 basis points and 31 basis points for the prior linked quarter and prior year period, respectively, which reflect the increase in prevailing interest rates.

Non-Interest Income

Non-interest income was $5.8 million for the third quarter of 2022, a decrease of $1.2 million from the prior linked quarter, driven by lower Global Payments Group revenues due to lower digital currency business transactions during the quarter, partially offset by higher fintech Banking-as-a-Service transactions.

Non-Interest Expense

Non-interest expense was $31.2 million for the third quarter of 2022, an increase of $4.9 million and $9.2 million from the prior linked quarter and prior year period, respectively. The increases from the prior periods are driven by an increase in professional fees due to elevated legal fees, as well as an increase in compensation and benefits due to the increase in the number of full-time employees which is in line with revenue growth.

Income Tax Expense

The estimated effective tax rate for the third quarter of 2022 was 30.6% compared to 31.0% and 33.0% for the prior linked quarter and prior year period, respectively.

Asset Quality

Credit quality remains strong as there were no charge-offs during the third quarter of 2022 and non-performing loans to total loans was 0.00% at September 30, 2022 compared to 0.00% at June 30, 2022 and 0.43% at September 30, 2021, respectively.

The Company recorded a provision of $2.0 million for the third quarter of 2022 compared to $2.4 million and $490,000 for the prior linked quarter and prior year period, respectively. The provision was in line with loan growth during the respective periods.

Conference Call

The Company will conduct a conference call at 9:00 a.m. Eastern time on Friday, October 21, 2022, to discuss third quarter 2022 results. To access the event by telephone, please dial 800-245-3047 (US), 785-424-1699 (INTL), and provide conference ID: MCBQ322 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software.

For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”). The Bank is a New York City based commercial bank that provides a broad range of business, commercial and personal banking products and services to small, middle-market, corporate enterprises, municipalities, and affluent individuals. The Bank’s Global Payments Group is an established leader in BaaS (Banking-as-a-Service) to various domestic and international fintech, payments and money services businesses. The Bank operates banking centers in New York City and on Long Island in New York State, and is ranked as one of the 100 Fastest-Growing Companies by Fortune, Top 50 Community Banks by S&P, Top 20 Commercial Lenders by ICBA for banks with an asset size of more than $1 billion, and is a member of the Piper Sandler Sm-All Stars Class of 2022. The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit MCBankNY.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the continuing impact of the COVID-19 pandemic on our business and results of operation, an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, different than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, inflation, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, an unexpected adverse financial, regulatory or bankruptcy event experienced by our fintech partners, unanticipated increases in FDIC costs, changes in regulations, legislation or tax or accounting rules, the current or anticipated impact of military conflict, terrorism or other geopolitical events and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

Consolidated Balance Sheet (unaudited)

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in thousands)	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$28,929	$33,143	$32,483	$28,864	$32,660
Overnight deposits	679,849	1,308,738	1,381,475	2,330,486	1,824,820
Total cash and cash equivalents	708,778	1,341,881	1,413,958	2,359,350	1,857,480
Investment securities available for sale	423,265	465,661	505,728	566,624	603,168
Investment securities held to maturity	521,376	530,740	467,893	382,099	2,017
Equity investment securities, at fair value	2,027	2,107	2,173	2,273	2,289
Total securities	946,668	998,508	975,794	950,996	607,474
Other investments	17,484	17,357	15,989	11,998	11,998
Loans, net of deferred fees and unamortized costs	4,617,304	4,375,165	4,121,443	3,731,929	3,603,288
Allowance for loan losses	(42,541)	(40,534)	(38,134)	(34,729)	(38,121)
Net loans	4,574,763	4,334,631	4,083,309	3,697,200	3,565,167
Receivables from global payments business, net	75,457	68,214	62,129	39,864	48,302
Accrued interest receivable	20,370	18,203	16,186	15,195	13,504
Premises and equipment, net	31,503	17,933	16,434	15,116	14,031
Prepaid expenses and other assets	37,305	60,582	33,408	16,906	13,565
Goodwill	9,733	9,733	9,733	9,733	9,733
Total assets	$6,422,061	$6,867,042	$6,626,940	$7,116,358	$6,141,254
Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$3,058,014	$3,470,325	$3,176,048	$3,668,673	$2,803,823
Interest-bearing deposits	2,673,509	2,708,075	2,763,315	2,766,899	2,653,746
Total deposits	5,731,523	6,178,400	5,939,363	6,435,572	5,457,569
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Subordinated debt, net of issuance cost	—	—	—	24,712	24,698
Secured borrowings	26,912	32,044	32,322	32,461	35,559
Accounts payable, accrued expenses and other liabilities	50,969	37,774	50,216	36,411	38,129
Accrued interest payable	405	367	297	746	448
Prepaid third-party debit cardholder balances	9,395	23,531	24,092	8,847	21,577
Total liabilities	5,839,824	6,292,736	6,066,910	6,559,369	5,598,600

Class B preferred stock	—	—	—	—	3
Common stock	109	109	109	109	106
Additional paid in capital	387,406	385,369	383,327	382,999	382,922
Retained earnings	248,550	223,595	200,406	181,385	162,498
Accumulated other comprehensive gain (loss), net of tax effect	(53,828)	(34,767)	(23,812)	(7,504)	(2,875)
Total stockholders’ equity	582,237	574,306	560,030	556,989	542,654
Total liabilities and stockholders’ equity	$6,422,061	$6,867,042	$6,626,940	$7,116,358	$6,141,254

Consolidated Statement of Income (unaudited)

	Three months ended			Nine months ended
	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in thousands, except per share data)	2022	2022	2021	2022	2021
Total interest income	$70,057	$59,158	$45,018	$180,185	$124,173
Total interest expense	6,732	3,856	4,226	14,926	11,986
Net interest income	63,325	55,302	40,792	165,259	112,187
Provision for loan losses	2,007	2,400	490	7,807	3,315
Net interest income after provision for loan losses	61,318	52,902	40,302	157,452	108,872

Non-interest income
Service charges on deposit accounts (1)	1,445	1,474	1,344	4,289	3,442
Global Payments Group revenue (1)	4,099	5,242	3,942	14,998	11,152
Other service charges and fees	364	355	614	1,225	1,484
Unrealized gain (loss) on equity securities	(90)	(73)	(9)	(269)	(45)
Gain (loss) on sale of securities	—	—	—	—	609
Total non-interest income	5,818	6,998	5,891	20,243	16,642

Non-interest expense
Compensation and benefits	14,568	13,415	11,269	41,404	33,907
Bank premises and equipment	2,228	2,264	2,038	6,608	6,063
Professional fees	6,086	1,692	1,877	9,252	5,183
Technology costs	984	1,144	1,090	3,527	3,464
Licensing fees	2,823	2,686	2,201	7,803	6,342
Other expenses	4,501	5,068	3,509	13,484	9,036
Total non-interest expense	31,190	26,269	21,984	82,078	63,995

Net income before income tax expense	35,946	33,631	24,209	95,617	61,519
Income tax expense	10,991	10,442	7,994	28,452	19,851
Net income	$24,955	$23,189	$16,215	$67,165	$41,668

Earnings per common share:
Average common shares outstanding:
Basic	10,931,697	10,931,697	8,618,973	10,927,711	8,402,594
Diluted	11,177,152	11,189,807	8,893,104	11,204,735	8,636,397
Basic earnings	$2.28	$2.12	$1.82	$6.13	$4.89
Diluted earnings	$2.23	$2.07	$1.77	$5.98	$4.76

(1)	Certain prior period amounts have been reclassified for consistency with the current period presentation.

Loan Production, Asset Quality & Regulatory Capital

	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2022	2022	2022	2021	2021
LOAN PRODUCTION (in millions)	$423.6	$512.8	$488.9	$411.0	$312.9

ASSET QUALITY (in thousands)
Non-accrual loans:
Commercial real estate	$—	$—	$—	$9,984	$9,984
Commercial and industrial	—	—	—	—	3,145
Consumer	24	24	24	37	1,674
Total non-accrual loans	$24	$24	$24	$10,021	$14,803
Total non-performing loans	$24	$24	$24	$10,286	$15,376
Non-accrual loans to total loans	—%	—%	—%	0.27%	0.41%
Non-performing loans to total loans	—%	—%	—%	0.28%	0.43%
Allowance for loan losses	$42,541	$40,534	$38,134	$34,729	$38,121
Allowance for loan losses to total loans	0.92%	0.93%	0.93%	0.93%	1.06%
Charge-offs	$—	$—	$—	$(3,909)	$(54)
Recoveries	$—	$—	$5	$17	$308
Net charge-offs/(recoveries) to average loans (annualized)	—%	—%	—%	0.42%	(0.03)%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	9.9%	9.2%	8.6%	8.5%	9.4%
Metropolitan Commercial Bank	9.7%	9.1%	8.5%	8.4%	9.3%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	12.9%	13.0%	13.3%	14.1%	14.1%
Metropolitan Commercial Bank	13.1%	13.2%	13.6%	14.4%	14.6%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	13.3%	13.4%	13.7%	14.6%	14.8%
Metropolitan Commercial Bank	13.1%	13.2%	13.6%	14.4%	14.6%

Total Risk-Based:
Metropolitan Bank Holding Corp.	14.2%	14.3%	14.6%	16.1%	16.5%
Metropolitan Commercial Bank	14.0%	14.1%	14.5%	15.2%	15.6%

Performance Measures

	Three months ended			Nine months ended
(dollars in thousands,	Sept. 30,	Jun. 30,	Sept. 30,	Sept. 30,	Sept. 30,
except per share data)	2022	2022	2021	2022	2021
Net income available to common shareholders	$24,887	$23,126	$15,707	$67,013	$41,100
Per common share:
Basic earnings	$2.28	$2.12	$1.82	$6.13	$4.89
Diluted earnings	$2.23	$2.07	$1.77	$5.98	$4.76
Common shares outstanding:
Period end	10,931,697	10,931,697	10,644,193	10,931,697	10,644,193
Average fully diluted	11,177,152	11,189,807	8,893,104	11,204,735	8,636,397
Return on: (1)
Average total assets	1.51%	1.38%	1.09%	1.33%	1.04%
Average equity	16.8%	16.4%	16.3%	15.7%	15.2%
Average tangible common equity (2)	17.1%	16.7%	16.9%	16.1%	15.9%
Yield on average earning assets	4.26%	3.50%	2.99%	3.59%	3.11%
Total cost of deposits	0.44%	0.24%	0.27%	0.30%	0.29%
Net interest spread	3.25%	2.95%	2.35%	2.86%	2.45%
Net interest margin	3.85%	3.27%	2.70%	3.29%	2.81%
Net charge-offs as % of average loans (1)	—%	—%	(0.03)%	—%	0.02%
Efficiency ratio(3)	45.1%	42.2%	47.1%	44.25%	49.67%

(1)	Ratios are annualized.
(2)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 12.

(3) Total non-interest expense divided by total revenues

Interest Margin Analysis

	Three months ended
	Sept. 30, 2022			Jun. 30, 2022			Sept. 30, 2021
	Average			Average			Average
	Outstanding		Yield /	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,504,260	$60,570	5.30%	$4,232,016	$52,185	4.87%	$3,566,852	$42,730	4.65%
Available-for-sale securities	521,378	1,651	1.27	540,100	1,643	1.22	538,115	1,454	1.06
Held-to-maturity securities	527,050	2,466	1.87	489,082	2,056	1.68	2,120	9	1.66
Equity investments	2,342	9	1.47	2,334	7	1.25	2,316	6	1.01
Overnight deposits	913,566	5,114	2.19	1,401,027	2,994	0.85	1,738,102	666	0.15
Other interest-earning assets	17,360	247	5.69	17,357	273	6.29	11,991	153	5.06
Total interest-earning assets	6,485,956	70,057	4.26	6,681,916	59,158	3.50	5,859,496	45,018	2.99
Non-interest-earning assets	108,643			93,597			95,181
Allowance for loan losses	(41,494)			(38,713)			(38,129)
Total assets	$6,553,105			$6,736,800			$5,916,548
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,572,111	6,407	0.99	$2,716,676	3,583	0.53	$2,501,757	3,524	0.56
Certificates of deposit	51,363	98	0.76	62,247	123	0.80	82,628	192	0.92
Total interest-bearing deposits	2,623,474	6,505	0.98	2,778,923	3,706	0.53	2,584,385	3,716	0.57
Borrowed funds	20,555	227	4.41	20,621	150	2.91	45,309	510	4.40
Total interest-bearing liabilities	2,644,029	6,732	1.01	2,799,544	3,856	0.55	2,629,694	4,226	0.64
Non-interest-bearing liabilities:
Non-interest-bearing deposits	3,243,664			3,290,328			2,814,335
Other non-interest-bearing liabilities	75,471			78,997			77,732
Total liabilities	5,963,164			6,168,869			5,521,761
Stockholders' equity	589,941			567,931			394,787
Total liabilities and equity	$6,553,105			$6,736,800			$5,916,548
Net interest income		$63,325			$55,302			$40,792
Net interest rate spread (3)			3.25%			2.95%			2.35%
Net interest margin (4)			3.85%			3.27%			2.70%
Total cost of deposits (5)			0.44%			0.24%			0.27%
Total cost of funds (6)			0.45%			0.25%			0.31%

(1)	Annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

	Nine months ended
	Sept. 30, 2022			Sept. 30, 2021
	Average			Average
	Outstanding		Yield /	Outstanding		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$4,214,957	$159,291	5.03%	$3,365,602	$118,803	4.70%
Available-for-sale securities	542,099	4,942	1.22%	453,105	$3,409	0.99%
Held-to-maturity securities	488,058	6,260	1.71%	2,362	$30	1.67%
Equity investments	2,335	22	1.25%	2,309	$21	1.20%
Overnight deposits	1,424,119	9,024	0.84%	1,485,994	$1,453	0.13%
Other interest-earning assets	16,030	647	5.38%	11,864	$457	5.15%
Total interest-earning assets	6,687,598	180,185	3.59%	5,321,236	124,173	3.11%
Non-interest-earning assets	86,682			83,582
Allowance for loan losses	(38,799)			(36,820)
Total assets	$6,735,481			$5,367,998
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$2,642,465	$13,453	0.68%	$2,294,311	$9,779	0.57%
Certificates of deposit	63,074	383	0.81%	84,363	$673	1.07%
Total interest-bearing deposits	2,705,539	13,836	0.68%	2,378,674	10,452	0.59%
Borrowed funds	27,099	1,090	5.36%	45,296	1,534	4.47%
Total interest-bearing liabilities	2,732,638	14,926	0.73%	2,423,970	11,986	0.66%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	3,368,470			2,496,791
Other non-interest-bearing liabilities	61,303			80,838
Total liabilities	6,162,411			5,001,599
Stockholders' equity	573,070			366,399
Total liabilities and equity	$6,735,481			$5,367,998
Net interest income		$165,259			$112,187
Net interest rate spread (3)			2.86%			2.45%
Net interest margin (4)			3.29%			2.81%
Total cost of deposits (5)			0.30%			0.29%
Total cost of funds (6)			0.33%			0.33%

(1)	Annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following table:

	Quarterly Data
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
(dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Average assets	$6,553,105	$6,736,800	$6,920,575	$6,781,313	$5,916,548
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$6,543,372	$6,727,067	$6,910,842	$6,771,580	$5,906,815

Average equity	$589,941	$567,931	$561,020	$552,126	$394,787
Less: average preferred equity	—	—	—	1,834	5,502
Average common equity	$589,941	$567,931	$561,020	$550,292	$389,285
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$580,208	$558,198	$551,287	$540,559	$379,552

Return on average tangible common equity (1), (2)	17.1%	16.7%	14.0%	13.9%	16.9%

Total assets	$6,422,061	$6,867,042	$6,626,940	$7,116,358	$6,141,254
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$6,412,328	$6,857,309	$6,617,207	$7,106,625	$6,131,521

Total equity	$582,237	$574,306	$560,030	$556,989	$542,654
Less: preferred equity	—	—	—	—	5,502
Common equity	$582,237	$574,306	$560,030	$556,989	$537,152
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$572,504	$564,573	$550,297	$547,256	$527,419

Common shares outstanding	10,931,697	10,931,697	10,931,697	10,925,029	10,644,193
Book value per share (GAAP)	$53.26	$52.54	$51.23	$50.98	$50.46
Tangible book value per share (non-GAAP) (3)	$52.37	$51.65	$50.34	$50.09	$49.55

(1) Ratios are annualized.

(2) Net income divided by average tangible common equity.

(3) Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.